UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4401 NW 167th Street, Miami, Florida 33055

(Address of principal executive offices)

(954) 684-8288

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2016, VPR Brands, LP (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with DiamondRock, LLC, an unaffiliated third party (“DiamondRock”), pursuant to which the Company sold to Diamond Rock a $500,000 convertible promissory note (the “Note”) for a purchase price of $475,000, reflecting an original issue discount of $25,000. The transactions under the SPA closed on November 29, 2016, and the Note was issued on that date.

The Note permits the Company to make additional borrowings under the Note. On November 29, 2016, DiamondRock advanced the first tranche to the Company in the amount of $71,250, which reflected the first borrowing in the amount of $75,000, less the prorated portion of the original issue discount.

Amounts advanced under the Note bear interest at the rate of 8% per year, and the maturity date for each tranche is 12 months from the funding of the applicable tranche. The Company may prepay any amount outstanding under the Note prior to the actual maturity date for a 35% premium (thus paying 135% of the amount owed for that particular maturity).

DiamondRock has the right to convert the outstanding and unpaid principal amount and accrued and unpaid interest of the respective tranche of the Note into shares of common stock of the Company, subject to the limitation that DiamondRock may not complete a conversion if doing so would cause DiamondRock to own in excess of 4.99% of the Company’s outstanding shares of common stock, provided that DiamondRock may waive that limitation and increase the ownership cap to up to 9.99%. The conversion price for any conversion under the Note is equal to the lesser of (i) $0.50 and (ii) 65% of the volume weighted average trading price of the Company’s common over the 7 trading days ending on the last complete trading day prior to the date of the conversion. In addition, in the event that the Company enters into certain transactions with other parties that provide for a conversion price at a larger discount (than 35%) to the trading price of the Company’s common stock, or provides for a longer look-back period, then the conversion price and look-back period under the Note will be adjusted to be such lower conversion price and longer look-back period, as applicable.

If at any time while the Note is outstanding, the Company enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act of 1933, as amended (covering certain exchange transactions), then a liquidated damages charge of 25% of the outstanding principal balance of the Note at that time will be assessed and will become immediately due and payable to DiamondRock, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Company and DiamondRock.

The Note also contains a right of first refusal such that, if at any time while the Note is outstanding, the Company has a bona fide offer of capital or financing from any 3rd party that the Company intends to act upon, then the Company must first offer such opportunity to DiamondRock to provide such capital or financing on the same terms.

The SPA and the Note contain customary representations, warranties and covenants for transactions of this type. The SPA is attached hereto as Exhibit 10.1 hereto and the Note is attached hereto as Exhibit 10.2 hereto, and the descriptions of the SPA and the Note as set forth above are qualified in their entirety by reference to such Exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

On November 28, 2016, the Company and Kevin Frija, the Company’s Chief Executive Officer and Chief Financial Officer, entered into a Termination of Certain Provisions of Share Purchase Agreement (the “Frija Termination Agreement”), pursuant to which the Company and Mr. Frija terminated, to the extent not already completed, the rights and obligations of the parties under Section 2 and Section 3 of the Share Purchase Agreement entered into between them on May 29, 2015, as disclosed in the Company’s Current Report on Form 8-K filed on June 9, 2015 (the “Frija SPA”).

The Frija Termination Agreement operated to terminate, to the extent not already completed, all of the options, rights and obligations of the parties under Section 2 and Section 3 of the Frija SPA, which sections provided for the sale of up to 50,000,000 shares of the Company’s common units (“Common Units”) by the Company to Mr. Frija at a price of $0.01 per Share.

The sales under the Frija SPA had been expected to occur in multiple tranches. The following sales have occurred under the Frija SPA, all at a price of $0.01 per Common Unit:

(i)	June 4, 2015 - 10,000,000 Common Units, for gross proceeds of $100,000 to the Company;

(ii)	March 28, 2016 - 15,000,000 Common Units, for gross proceeds of $150,000 to the Company;

(iii)	May 23, 2016 - 200,000 Common Units, for gross proceeds to the Company of $20,000;

(iv)	May 31, 2016 - 200,000 Common Units, for gross proceeds to the Company of $20,000; and

(v)	June 16, 2016 - 100,000 Common Units, for gross proceeds to the Company of $10,000.

No additional sales have been completed under the Frija SPA and thus the Frija Termination Agreement operated to terminate the Company’s and Mr. Frija’s rights and obligations with respect to the remaining 20,000,000 Common Units available for sale under the Frija SPA.

In connection with the Frija SPA, the Company named Kevin Frija chief executive officer and chairman of the Board of Directors of the Company and as a manager of the Company’s general partner, Soleil Capital Management LLC (the “General Partner”).

Contemporaneous with Mr. Frija’s appointment as Chief Executive Officer and Chairman of the Board of Directors on June 5th, 2015, the Company’s prior Chief Executive Officer, Mr. Jon Pan. resigned from his position as Chief Executive Officer of the Company. In connection with, and in consideration and as severance for, Mr. Pan’s resignation as Chief Executive Officer, the Company and Mr. Pan entered into a Share Purchase Agreement on June 1, 2015 wherein the Company agreed to grant Mr. Pan the right to purchase 10,000,000 Common Units, at a price of $0.01 per Common Unit as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 19, 2015 (the “Pan SPA”). Mr. Pan currently continues to serve as a consultant to the Company

On November 28, 2016, the Company and Mr. Pan entered into a Termination Agreement (the “Pan Termination Agreement”), pursuant to which the Company and Mr. Pan terminated, to the extent not already completed, the rights and obligations of the parties under Section 1 and Section 2 of the Pan SPA.

The Pan Termination Agreement operated to terminate, to the extent not already completed, all of the options, rights and obligations of the parties under Section 1 and Section 2 of the Pan SPA, which sections provided for the sale of up to 10,000,000 Common Units by the Company to Mr. Pan at a price of $0.01 per Common Unit. Through November 28, 2016, no Common Units had been sold to Mr. Pan, and thus the Pan Termination Agreement operated to terminate the Company’s and Mr. Pan’s rights and obligations with respect to all 10,000,000 Common Units available for sale under the Pan SPA.

To the extent not terminated by the Frija Termination Agreement and the Pan Termination Agreement, the Frija SPA and the Pan SPA, respectively, remain in full force and effect.

No placement agent has participated in the sales under the Frija SPA or the Pan SPA. No termination fees were incurred by the Company pursuant to either the Frija Termination Agreement or the Pan Termination Agreement.

The Frija Termination Agreement is attached hereto as Exhibit 10.3 and the Pan Termination Agreement is attached hereto as Exhibit 10.4.

Item 8.01 – Other Events

Classification or SIC Code

On December 1, 2016, we issued a press release announcing that the Securities and Exchange Commission approved the Company’s request to change its SIC Code to 2100 Tobacco Products, announcing the cancellation of the termination of the outstanding obligations under the Frija SPA and the Pan SPA, as discussed above, and announcing the new Note entered into by the Company, as also discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information in this Item 8.01 including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of November 28, 2016, by and between VPR Brands, LP and DiamondRock, LLC.

10.2	Form of $500,000 Convertible Promissory Note, dated November 28, 2016.

10.3	Termination of Certain Provisions of SPA Agreement between VPR Brands, LP and Kevin Frija, dated November 28, 2016.

10.4	Termination of Certain Provisions of SPA Agreement between VPR Brands, LP and Jon Pan, dated November 28, 2016.

99.1	Press Release dated December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2016	VPR BRANDS, LP

	By:	/s/ Kevin Frija
Kevin Frija
Chief Executive Officer and Chief Financial Officer